                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________


                                   FORM 8-K
                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               JANUARY 22, 1999

                                   001-06351

                           (Commission File Number)


                              __________________


                             ELI LILLY AND COMPANY
            (Exact name of registrant as specified in its charter)



                 INDIANA                                      35-0470950
          (Jurisdiction of Incorporation)                    (IRS Employer
                                                          Identification Number)



              LILLY CORPORATE CENTER, INDIANAPOLIS, INDIANA 46285

             (Address of registrant's principal executive office)



                                 317-276-2000
                        (Registrant's telephone number)

                              __________________

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On January 22, 1999, Eli Lilly and Company (the "Company") consummated the sale (the "Transaction") of all of the outstanding capital stock of its wholly-owned subsidiary, PCS Holding Corporation, a Delaware corporation ("PCS"), to Rite Aid Corporation, a Delaware corporation ("Rite Aid"). PCS is a pharmacy benefits manager for employers, health plans and their members in the United States.

The purchase price was $1.5 billion in cash plus approximately $100 million in cash to be retained by the Company from PCS. The purchase price was determined based on arms-length negotiations between the parties. No material relationship existed between the Company and Rite Aid or any of its affiliates, any director or officer of the Company or any associate of any such director or officer prior to the sale.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Financial Statements of Business Acquired.

     Not applicable.

          (b)  Pro Forma Financial Information.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
             ------------------------------------------------------

The following unaudited pro forma consolidated financial information of the Company has been prepared to reflect the Transaction as if the Transaction had been consummated at earlier dates as discussed herein.

The unaudited pro forma consolidated statement of income and related earnings per share data for the year ended December 31, 1998 are based on the Company's historical results from continuing operations adjusted to reflect the impact of the Transaction as if it had occurred on January 1, 1998.

The unaudited pro forma consolidated balance sheet at December 31, 1998 reflects the impact of (i) exclusion of the respective PCS balances; (ii) recognition of the estimated net gain from the disposition of PCS; and (iii) the receipt of the cash proceeds from the sale.

The unaudited pro forma consolidated financial information is not necessarily indicative of the Company's consolidated financial position or consolidated results of operations had the Transaction reflected therein actually been consummated on the assumed dates, nor is it necessarily indicative of the Company's consolidated financial position or consolidated results of operations for any future period.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     (In millions, except per-share data)

                                                                   YEAR ENDED DECEMBER 31, 1998
                                                        --------------------------------------------------
                                                           HISTORICAL     ADJUSTMENTS(1)       PRO FORMA
                                                        --------------   ---------------     -------------
Net sales                                                   $  9,236.8       $       -           $9,236.8

Cost of sales                                                  2,015.1               -            2,015.1
Research and development                                       1,738.9               -            1,738.9
Marketing and administrative                                   2,658.3               -            2,658.3
Acquired in-process technology                                   127.5               -              127.5
Interest expense                                                 181.3               -              181.3
Other income - net                                              (149.3)              -             (149.3)
                                                          ------------     -----------        -----------
                                                               6,571.8               -            6,571.8
                                                          ------------     -----------        -----------
Income from continuing operations before
   income tax and extraordinary item                           2,665.0               -            2,665.0

Income taxes                                                     568.7               -              568.7
                                                          ------------     -----------        -----------

Income from continuing operations before
   extraordinary item                                       $  2,096.3       $       -           $2,096.3
                                                          ============     ===========        ===========

Earnings per share - basic:
--------------------------
Income from continuing operations before
   extraordinary item                                       $     1.91                           $   1.91
                                                          ============                        ===========

Earnings per share - diluted:
----------------------------
Income from continuing operations before
   extraordinary item                                       $     1.87                           $   1.87
                                                          ============                        ===========

Weighted average shares - basic (thousands)                  1,095,834

Weighted average shares - diluted (thousands)                1,121,486


     See notes to unaudited pro forma consolidated financial information.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (In millions)

                                                                    DECEMBER 31, 1998
                                              ------------------------------------------------------------
                                                  HISTORICAL          ADJUSTMENTS(2)          PRO FORMA
                                              ----------------     ------------------     ----------------
                           ASSETS
CURRENT ASSETS
      Cash and cash equivalents                   $ 1,495.7           $ 1,340.6  (3)           $ 2,836.3
      Short-term investments                          101.4                   -                    101.4
      Accounts receivable, net                      1,967.9              (492.4)                 1,475.5
      Other receivables                               275.8                (0.6)                   275.2
      Inventories                                     999.9               (16.7)                   983.2
      Deferred income taxes                           332.7               (14.0)                   318.7
      Prepaid expenses                                233.4               (19.0) (4)               214.4
                                               ------------         -----------              -----------
         Total current assets                       5,406.8               797.9                  6,204.7
OTHER ASSETS
      Prepaid retirement                              612.3                   -                    612.3
      Investments                                     204.0                   -                    204.0
      Goodwill and intangibles, net                 1,517.9            (1,397.4)                   120.5
      Sundry                                          758.2               (30.8)                   727.4
      Property and equipment, net                   4,096.3               (69.7)                 4,026.6
                                               ------------         -----------              -----------

                                                  $12,595.5           $  (700.0)               $11,895.5
                                               ============         ===========              ============

        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Short-term borrowings                       $   181.4           $       -                $   181.4
      Accounts payable                              1,186.0              (782.8)                   403.2
      Employee compensation                           704.0               (39.5)                   664.5
      Dividends payable                               252.9                   -                    252.9
      Income taxes payable                          1,290.2                (1.0)                 1,289.2
      Other liabilities                               992.7               (27.3) (4)               965.4
                                               ------------         -----------              -----------
         Total current liabilities                  4,607.2              (850.6)                 3,756.6
OTHER LIABILITIES
      Long-term debt                                2,185.5                   -                  2,185.5
      Deferred income taxes                           247.9                (1.3)                   246.6
      Retiree medical benefit obligation              114.7                   -                    114.7
      Other noncurrent liabilities                  1,010.6               (13.1)                   997.5

SHAREHOLDERS' EQUITY
      Common stock                                    686.5                   -                    686.5
      Retained earnings                             4,228.8               165.0  (5)             4,393.8
      Deferred costs - ESOP                          (146.9)                  -                   (146.9)
      Accumulated other comprehensive income         (229.8)                  -                   (229.8)
                                               ------------         -----------              -----------
                                                    4,538.6               165.0                  4,703.6
Less cost of common stock in treasurary               109.0                   -                    109.0
                                               ------------         -----------              -----------
         Total shareholders' equity                 4,429.6               165.0                  4,594.6
                                               ------------         -----------              -----------
                                                  $12,595.5           $  (700.0)               $11,895.5
                                               ============         ===========              ===========


     See notes to unaudited pro forma consolidated financial information.

        NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL INFORMATION
        --------------------------------------------------------------

1. No pro forma adjustments are necessary as the historical income from continuing operations before extraordinary item excludes the operating results of PCS. The estimated interest earned during 1998, assuming the excess cash from the Transaction is invested on January 1, 1998, is $41.7 million. This assumes a 5 percent interest rate and is net of applicable income taxes. This is not reflected as a pro forma adjustment. The estimated gain on the Transaction is discussed in (5) below.

2. Reflects adjustments to remove PCS' historical consolidated balance sheet amounts.

3. Reflects the increase in cash received in the Transaction, less amounts paid to settle up the intercompany accounts between the Company and PCS, net of item (2) above.

4. Reflects the reduction in prepaid expenses and the increase in accrued expenses recorded at the time of the Transaction, net of item (2) above.

5. Retained earnings are adjusted by the anticipated net gain resulting from the Transaction. The income tax effect is expected to be immaterial.

     (c)  Exhibits

Exhibit
Number                            Title
--------                          -----

2.1 Stock Purchase Agreement, dated November 17, 1998, as amended January 22, 1999, between the Company and Rite Aid.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              ELI LILLY AND COMPANY



                              By: /s/ Charles E. Golden
                                 --------------------------------------------
                                 Charles E. Golden
                                 Executive Vice President
                                   and Chief Financial Officer



Date: February 8, 1999

                                 EXHIBIT INDEX

Exhibit
Number
-------

2.1 Stock Purchase Agreement, dated November 17, 1998, as amended January 22, 1999, between the Company and Rite Aid.